UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2007 (October 9, 2007)
OXFORD INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	001-04365 (Commission File Number)	58-0831862 (IRS Employer Identification No.)
222 Piedmont Avenue, NE, Atlanta, GA 30308
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (404) 659-2424
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On October 9, 2007, Oxford Industries, Inc. (the “Company”) issued a press release announcing, among other things, its financial results for the quarter ended August 31, 2007. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On October 8, 2007, the Company’s board of directors approved a change in the Company’s fiscal year end. Effective with the Company’s fiscal year which commenced on June 2, 2007, the fiscal year of the Company shall end at the end of the Saturday closest to January 31 and shall, in each case, begin at the beginning of the day next succeeding the last day of the preceding fiscal year. Accordingly, there will be a transition period from June 2, 2007 through February 2, 2008. We will file a Form 10-Q for the quarter ending August 31, 2007, a Form 10-Q for the quarter ending November 30, 2007 and a Form 10-K for the transition period from June 2, 2007 through February 2, 2008.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

EXHIBIT
NUMBER
99.1	Press Release of Oxford Industries, Inc., dated October 9, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.
October 9, 2007	By:	/s/ Thomas Caldecot Chubb III
Thomas Caldecot Chubb III
Executive Vice President